UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

Bio-Matrix Scientific Group, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 304
La Mesa California, 91942
 (Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code:(619) 702-1404

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 3, 2011, a Complaint (“Complaint”) was filed in the U.S. District Court Middle District of the State of Pennsylvania against the Bio-Matrix Scientific Group, Inc. (the “Company”) David Koos (the Company’s Chairman) and Entest BioMedical, Inc.  by 18KT.TV LLC (“Plaintiffs”). The Complaint sought damages from the Company and Entest BioMedical, Inc. in excess of $125,000 and alleged breach of contract, unjust enrichment and breach of implied in fact contract by the Company and Entest BioMedical, Inc. in connection with agreements entered into with the plaintiffs by both the Company and Entest BioMedical, Inc.

On March 1, 2013 a SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (“Agreement”) was entered into by and between the Plaintiffs and the Company.

Pursuant to the Agreement:

(a)
The Plaintiffs   irrevocably release and forever unconditionally discharge the Company  of and from any and all actions, causes of action, suits, claims, debts, dues, accounts, bonds, covenants, charges, complaints, contracts, agreements, promises, judgments and demands whatsoever, in law or in equity

(b)
The Company irrevocably releases and forever unconditionally discharges the Plaintiffs  of and from any and all actions, causes of action, suits, claims, debts, dues, accounts, bonds, covenants, charges, complaints, contracts, agreements, promises, judgments and demands whatsoever, in law or in equity

(c)	The Company shall cause to be issued to 18KT.TV LLC 100,000,000 of the Company’s newly issued restricted common shares

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Ex.10.1	SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By: /s/ David Koos
David Koos
Chief Executive Officer
Dated: March 7, 2012